Exhibit 99.2

T HIRD Q UARTER C ORPORATE U PDATES

Forward-Looking Statements

This presentation and other written or oral statements made from time to time by representatives of Ault Global Holdings, Inc. (sometimes referred to as "DPW") contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as forecasts for the industry in which we operate, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our business, business strategy, expansion, growth, products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the "2020 Annual Report") and other information contained in subsequently filed current and periodic reports, each of which is available on our website and on the Securities and Exchange Commission's website (www.sec.gov). Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the 2020 Annual Report. Should one or more of these risks or uncertainties materialize (or in certain cases fail to materialize), or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Important factors that could cause actual results to differ materially from those in the forward looking statements include: a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation, the ability to complete customer transactions and capital raising transactions.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

All forecasts are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are based entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products.

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Leadership □ Milton “Todd” Ault III – Founder & Executive Chairman □ William Horne – Vice Chairman, CEO □ Henry Nisser – President, Director, General Counsel □ Ken Cragun – CFO □ Christopher Wu – Head of Alternative Investments; President of Ault Alliance □ David Katzoff – Senior VP of Finance □ Darren Magot – CEO of Ault Alliance □ Douglas Gintz – CTO □ Joe Spaziano – VP, CIO □ James Turner – Deputy General Counsel & VP of Legal Affairs □ Jean Ho – Chief Accounting Officer 3

Table of Contents 4 I. Third Quarter Highlights i. Corporate Structure ii. Q3 2021 Financial Highlights iii. Executive Chairman Commentary II. Transformative Corporate Reorganization i. BitNile Scaling Plan ii. Ault Alliance Structure iii. Initiatives for 2022

Third Quarter Highlights

Corporate Structure 6 Microphase Corp RELEC Electronics Enertec Systems Gresham Power Systems O PERATING C OMPANIES S TRATEGIC I NVESTMENTS Global provider and manufacturer of electronic, power and technology solutions and systems for military/defense, transportation, medical and industrial markets Producer of premium EV chargers for commercial and retail customers Key assets Opportunistic investing and venture financing of transformative technologies Ault Global Real Estate Equities

9 Months Ended September 30, 2021 Financial Highlights 7 □ Revenue of $44.6 million, an increase of 167% from $16.7 million in the prior nine - month period; □ Revenue from lending and trading activities of $19.6 million due to the allocation of capital to Digital Power Lending; □ Revenues from our trading activities during the nine months ended September 30, 2021 included significant net gains on equity securities, including unrealized gains and losses from market price changes. These gains and losses have caused, and will continue to cause, significant volatility in our periodic earnings; □ Revenue from lending and trading activities includes an approximate $6.4 million unrealized gain from the Company’s investment in Alzamend Neuro, Inc. (Nasdaq: ALZN), an early clinical - stage biopharmaceutical company focused on developing novel products for the treatment of neurodegenerative diseases and psychiatric disorders; □ Revenue from cryptocurrency mining of $693,000 as the Company resumed cryptocurrency mining operations during March 2021; and □ Net income of $1.3 million compared to a net loss of $24.7 million in the prior nine - month period.

Commentary from the Executive Chairman The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “In spite of the volatility of our quarterly financial results, we believe the future prospects for the Company are extremely promising. Quite simply, we are in a strong financial position, and we are investing for the future. We have grown assets to $225.7 million and have announced key investments in our Michigan data center and Bitcoin mining equipment . We would like to acknowledge our GWW defense team as during the third quarter of 2021 they grew revenues by 47% compared to the prior third fiscal quarter. As a holding company, we have made investments in the sectors of Bitcoin mining, data center operations, defense, electric vehicle chargers, power electronic businesses, lending and investment platform, and we continue to believe the road ahead is bright.” 8

Transformative Corporate Reorganization

The Company is taking a new path and redefining our corporate structure and operations: Renaming our parent company to BitNil e Holdings and changing our symbol to NILE. “Bitcoin is a bank in cyberspace, run by incorruptible software, offering a global, affordable, simple and secure savings acc oun t to billions of people that don’t have the option or desire to run their own hedge fund.” – Michael Saylor The Company believes this is the next step in a transformation to realize the full potential of each business while also rewa rdi ng stockholders. Our stockholder base has continually demonstrated its interest in cryptocurrency and their knowledge of it, so it is only fit tin g that the stockholders receive value through a pure - play in the cryptocurrency industry. Transformational Next Steps 10 Holdings

BitNile Scaling Plan BTC P RICE M INING R EVENUE S ENSITIVITY A NALYSIS (1) ____________________________________________________________ (1) All pricing and difficulty figures are subject to change based on day - to - day market fluctuations in price and bi - weekly adjustments to difficulty rates as well as our ability to secure miners • BitNile currently operates 1,287 ASIC miners and has completed an order for an additional 2,713 ASIC miners to be delivered in phases over the next 8 months • BitNile has signed contracts to scale up its operations to 20,600 miners, subject to securing the necessary financing • 16,000 S19j Pro AntMiners (104 TH) • 4,600 S19 XP AntMiners (140 TH) • All miners expected to be delivered before the end of 2022 • Bitcoin Revenue Assumptions: • Hash Rate = 2,244,000,000 • KW/h: $0.041 • Current Difficulty 22T • Gross revenue is calculated by multiplying the price of Bitcoin by the coins mined per day. Net revenue is calculated net of the electricity cost associated with mining the coins • The table to the right highlights the expected crypto mining revenue of BitNile at a blended power cost of $0.045 KW/ hr based upon 16,000 S19j Pro AntMiners and 4,600 S19 XP AntMiners • Assuming BTC price of $30k - $40k at current difficulty adjustment, annualized future production of the 20,600 miners would imply annual gross revenue of $139m - $185m . BitNile is committed to continued expansion of its mining capacity 11 $0 $20,000 $40,000 $60,000 $80,000 Bitcoin Volume Bitcoin Price $ Price Sensitivity Analysis: 20,600 Miners Bitcoin Price $ Gross Revenue Net Revenue Revenue Margin % 20,000 92,300,000 65,200,000 70.6% 25,000 115,400,000 88,600,000 76.8% 30,000 138,500,000 112,000,000 80.9% 35,000 161,600,000 135,400,000 83.8% 40,000 184,700,000 158,900,000 86.0% 45,000 207,800,000 182,300,000 87.7% 50,000 230,800,000 205,700,000 89.1% 55,000 253,900,000 229,100,000 90.2% 60,000 277,000,000 252,500,000 91.2% 65,000 300,100,000 275,900,000 91.9%

AULT GLOBAL HOLDINGS

Ault Alliance Structure

All subsidiaries that are not Cryptocurrency or DeFi oriented will be consolidated under Ault Alliance including:

- Gresham Worldwide;
- TurnOnGreen;
- Digital Power Lending (DPL); and
- Ault Global Real Estate Equities (AGREE).

Note: Ault Alliance will eventually explore the spinoff of Gresham Worldwide and TurnOnGreen.

Potential Acquisitions

Ault Alliance is considering multiple acquisitions that would greatly increase top-line revenue and overall EBITDA. The following are two near-term targets, among others under consideration:

- Target 1: ***B2B services company*** with ***$126m*** in gross revenue
- Target 2: ***B2B services company*** with ***$67m*** in gross revenue

These acquisitions would give Ault Alliance strong, profitable subsidiaries with nearly a century of combined operating experience


AULT ALLIANCE
gresham worldwide
TURNONGREEN
Digital Power Lending
AGREE
gresham
Gresham Power Systems
Microphase Corp
RELEC
RELEC Electronics
Enertec
Enertec Systems
ADTECH PHARMA
MTIX INTERNATIONAL
AULT ALPHA
Strategic Investments

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Initiatives for 2022 Reorganization: • Based upon this reorganization and our recent successes, the Company will be exploring specific special initiatives to reward stockholders in 2022: • Special Dividend - The Company is considering the issuance of a one time or recurring Bitcoin dividend to stockholders (1) • Working with cryptocurrency exchanges to understand the dynamics and mechanics of executing this dividend • The Company may also issue a cash dividend (2) Acquisitions & Future Growth • BitNile will continue to grow its mining operations through the strategic procurement of power in geographically advantageous locations • This is a top priority for the BitNile team as the Company believes in the future of Bitcoin and the safeguarding the securit y o f the blockchain • As previously stated, Ault Alliance is seeking to make acquisitions of EBITDA generating companies with strong operating histories __________________________________________ (1) and (2) - Subject to Delaware corporate law, the profitability of the Bitcoin mining operations and approval by the Company’ s board of directors 13

Summary for 2022 & Beyond What to look forward to in 2022: • The restructuring of the Company • Change name to BitNile Holdings and symbol to NILE • Restructuring subsidiaries into two standalone subsidiaries being BitNile and Ault Alliance • BitNile will control Alliance Cloud Services and all Bitcoin Mining operations • Ault Alliance will control Gresham Worldwide, TurnOnGreen, Digital Power Lending and AGREE • The possibility of a special Bitcoin dividend to stockholders (1) • Bi - weekly updates on Bitcoin Mining operations including the number of miners installed, total Bitcoin mined, and any updates on new power development • Updates on all potential DeFi investments and initiatives • Updates on future acquisitions and other corporate developments 14 __________________________________________ (1) - Subject to Delaware corporate law, the profitability of the Bitcoin mining operations and approval by the Company’s board of directors